Exhibit 16.1

Letterhead of Hansen, Barnett & Maxwell, P.C.

July 23, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Hansen Barnett & Maxwell P.C.
Salt Lake City, Utah